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                                                                   EXHIBIT 10.11

                          DIGITAL THEATER SYSTEMS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

         THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement"), is made as of the ________ day of ________, 200_ by and between Digital Theater Systems, Inc., a Delaware corporation (the "Company"), and ("Optionee").

                                  R E C I T A L

         Pursuant to the 2002 Stock Option Plan (the "Plan") of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the "Administrator") has authorized the granting to Optionee of an incentive stock option to purchase the number of shares of common stock of the Company specified in Section 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated. Capitalized terms used in this Agreement and not defined shall have the meanings given such terms in the Plan.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed as follows:

         1. Number of Shares; Option Price. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of the Plan, ________ shares of common stock of the Company ("Shares") at the price of $________ per share.

         2.       Term. This Option shall expire on the day before the tenth
(10th) [or fifth (5th) for ten percent shareholders] anniversary of the date of grant of the Option (the "Expiration Date"), unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement.

         3. Shares Subject to Exercise. This Option shall be exercisable in equal installments of twenty-five percent (25%) of the Shares on and after each of the first four anniversaries of the date hereof; provided, however, that an installment shall not become exercisable if the Optionee is not in the employ of the Company, or its Affiliate, as of such vesting date (except as otherwise provided for in Section 6 hereof). Once exercisable, the Option shall thereafter remain exercisable as to such Shares for the term specified in Section 2 hereof, unless Optionee's employment is terminated pursuant to Section 6 hereof or the Option is terminated pursuant to a Corporate Transaction. The Administrator may condition the exercise of the Option on the Optionee's entering into a stockholders agreement with the Company and/or other stockholders which will restrict the transferability of the Shares and contain other customary provisions including right of repurchase or first refusal on the part of the Company and may include "drag-along" rights.

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         4.       Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating (i) that Optionee is in compliance with the non-compete provisions of
Section 16 hereof, (ii) that Optionee has no plan to violate Section 16 in the future, (iii) that Optionee agrees to notify the Company within ten (10) days of a violation of Section 16 hereof, and (iv) the number of shares with respect to which the Option is being exercised, together with:

                  (A) a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under
Section 5 hereof; or

                  (B) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company's common stock owned by Optionee having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes; or

                  (C) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the Optionee's full recourse promissory note in a form approved by the Company; or

                  (D) if any other method such as cashless exercise is expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender of such consideration having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

Only whole shares may be purchased.

         5. Tax Withholding. As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of Shares otherwise issuable to Optionee upon the exercise of this Option.

         6. Exercise on Termination of Employment. If for any reason other than death or permanent and total disability or retirement past the age of 60, Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), other than For Cause (as such term is defined below), this Option (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period after the date of such Termination as is specified in an amendment hereto (but in no event after the earlier of the Expiration Date or a Corporate Transaction which terminates this Option); provided, however, that if such exercise of this Option would result in liability for the Optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b) (but in no event after the earlier of the Expiration Date and a Corporate Transaction which terminates this Option). If Optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that this Option remains

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exercisable after Termination, this Option (to the extent then exercisable) may be exercised, in whole or in part, by the Optionee, by the Optionee's personal representative or by the person to whom this Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of the Optionee or any longer period specified in an amendment hereto (but in no event after the earlier of the Expiration Date or a Corporate Transaction which terminates this Option). If the Optionee retires past the age of 60 while employed by the Company or an Affiliate, this Option (to the extent then exercisable) may be exercised, in whole or in part, by the Optionee at any time prior to the earlier of the Expiration Date and a Corporate Transaction which terminates this Option. Further, upon such retirement, this Option shall continue to vest in accordance with its terms as if the Optionee remained employed by the Company. In the event this Option is treated as a non-qualified stock option, then and to that extent, "employment" would include service as an employee, director, consultant or adviser. For purposes of this Agreement, Optionee's employment shall not be deemed to terminate by reason of a transfer to or from the Company or an Affiliate or among such entities, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if Optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute. For purposes of this Agreement, "For Cause" shall mean Optionee's loss of employment by the Company or any of its Affiliates due to Optionee's (a) willful breach or habitual failure to perform Optionee's required duties, (b) commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of Optionee's duties or (c) termination for cause under any employment agreement between the Company and Optionee (as defined therein). In the event Optionee's employment by the Company or any of its Affiliates is Terminated For Cause, then the Option shall cease to be exercisable as of the date of such Termination.

         7. Non-Transferability. This Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during the Optionee's lifetime and after the Optionee's death, by the Optionee's personal representative or by the person entitled thereto under the Optionee's will or the laws of intestate succession.

         8. Optionee Not a Stockholder. Optionee shall have no rights as a stockholder with respect to the Shares covered by this Option until the date of issuance of a stock certificate or stock certificates to the Optionee upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         9. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee's employment, consulting or advising relationship with the Company or any of its Affiliates at any time, nor confer upon Optionee any right to continue in the employ of the Company or any of its Affiliates, or continue to consult or advise the Company or any of its Affiliates.

         10. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 6.1 and 6.3 of the Plan.

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         11.      Restrictions on Sale of Shares. Optionee represents and agrees that upon the Optionee's exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to the Optionee, the Optionee will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise thereof the Optionee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities law. Any person or persons entitled to exercise this Option under the provisions of Sections 6 and 7 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

         12. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. It is intended that this Option shall qualify as an incentive stock option as defined by Section 422 of the Code, and this Agreement shall be construed in a manner which will enable this Option to be so qualified. Optionee hereby acknowledges receipt of a copy of the Plan.

         13. Notices. All notices to the Company shall be addressed to the Corporate Secretary at the principal executive office of the Company at Digital Theater Systems, Inc., 5171 Clareton Dr., Agoura Hills, California 91301, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Corporate Secretary (as the case may be).

         14. Sale or Other Disposition. Optionee understands that, under current law, beneficial tax treatment resulting from the exercise of this Option will be available only if certain requirements of the Code are satisfied, including without limitation, the requirement that no disposition of Shares acquired pursuant to exercise of this Option be made within two (2) years from the grant date or within one (1) year after the transfer of Shares to the Optionee. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any such Shares, the Optionee shall first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition. In addition to the foregoing, Optionee hereby agrees that before Optionee disposes (whether by sale, exchange, gift, or otherwise) of any Shares acquired by exercise of this Option within two (2) years of the grant date or within one (1) year after the transfer of such Shares to Optionee upon exercise of this Option, Optionee shall promptly notify the Company in writing of the date and terms of the proposed disposition and shall provide such other information regarding the Option as the Company may reasonably require immediately before such disposition. Said

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written notice shall state the date of such proposed disposition, and the type and amount of the consideration to be received for such Share or Shares by Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under federal and/or state law as a result of the granting or exercise of the Option and the disposition of the Shares. The terms and conditions of this Agreement shall be binding on any Permitted Transferee of this Option or any Shares acquired upon exercise of this Option. "Permitted Transferee" means Optionee's estate, spouse, heirs, ancestors, lineal descendants, legatees and legal representatives, the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof and any person in which any of the foregoing, individually or collectively, beneficially owns all of the capital stock, provided that in each such case the transferee enters into an agreement with the Company acknowledging the Company's repurchase rights under Paragraph 15.

         15. Repurchase of Stock by Company. In the event of a Termination of Optionee such that Optionee is no longer a director, officer, employee or consultant of the Company or any of its Affiliates (other than a Termination as a result of Optionee's death, permanent and total disability, or retirement past the age of 60), the Company shall have the right, upon such Termination and for a period of 120 days thereafter (the "Repurchase Period"), to repurchase all or any part of the Shares acquired or to be acquired by Optionee upon exercise of this Option and held or to be held of record by Optionee at a price equal to the greater of (A) the fair market value of the Shares as of the date of Termination and (B) the exercise price paid by Optionee for such Shares. The Company shall exercise the foregoing repurchase right by delivering a notice to Optionee during the Repurchase Period indicating the total number of Shares the Company is repurchasing, together with a check in an amount equal to the repurchase price per share multiplied by the number of shares to be repurchased (reduced by the amount of taxes (if any) which the Company is required to withhold under federal and/or state law with respect to such Shares). The determination by the Administrator of the repurchase price shall be conclusive. Upon delivery of such notice and payment of the repurchase price, Optionee shall promptly surrender the certificate(s) representing the Shares repurchased by the Company. Whether or not Optionee surrenders such certificates, upon payment in full by the Company of the repurchase price for the Shares on or prior to the last day of the Repurchase Period, all Shares subject to the foregoing repurchase notice shall automatically be cancelled on the books and records of the Company without any further action by the Company or Optionee. Stock certificates issued pursuant to the exercise of this Option shall bear a legend indicating the foregoing right of the Company to repurchase the Shares held by Optionee which legend shall state:

         The shares evidenced by this certificate are subject to the right of Digital Theater Systems, Inc. (the "Issuer") under certain circumstances to repurchase all or any part of such shares upon notice by Digital Theater Systems, Inc. to the holder of this certificate as set forth in that certain Digital Theater Systems, Inc. Incentive Stock Option Agreement, a copy of which is on file at the offices of the Issuer.

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         16.      Forfeiture of Shares. Notwithstanding anything to the contrary provided herein, as a condition to the receipt of Shares pursuant to the exercise of this Option, at any time during which this Option is outstanding and for six (6) months after any exercise of this Option or the receipt of Shares pursuant to the exercise of this Option, Optionee agrees that Optionee's Option and the exercise or issuance of Shares hereunder shall be rescinded, forfeited and repaid to the Company within ten (10) days of notification by the Company, if Optionee directly or indirectly, as agent, employee, consultant, stockholder, partner or in any other capacity, owns, operates, manages, controls, engages in, invests in or participates in any manner in, acts as a consultant or advisor to, renders services for (alone or in association with any person, firm, corporation or entity), or otherwise assists, for compensation or otherwise, any person or entity that engages in or owns, invests in, operates, manages or controls, any venture or enterprise that engages in any activity, involving the research, development, licensing or sale of multi-channel (surround sound) digital audio encoding technology for consumer applications, or involving the research, development, licensing, manufacture or sale of multi-channel (surround sound) digital audio coding equipment for theatrical applications (any of the foregoing, a "Restricted Business"). The foregoing shall not apply, however, in the event that the Optionee's responsibilities as an employee or consultant do not involve any aspects of a Restricted Business, even if the entity itself is engaged in a Restricted Business. Nothing contained herein shall be construed to result in a rescinding, forfeiture or repayment of Optionee's Option or the exercise or issuance of Shares hereunder upon Optionee's investing in the stock of any corporation listed on a national securities exchange or traded in the over-the-counter market that is engaged in a Restrictive Business, but only if Optionee's responsibilities at such corporation as an employee or consultant do not involve any aspects of a Restricted Business and if Optionee (together with Optionee's spouse, parents, siblings, and children) does not own more than an aggregate of five percent (5%) of the stock of such corporation. Optionee agrees to notify the Company within ten (10) days of any action by Optionee falling within this Section 16. The Administrator may, in its sole and absolute discretion, waive the provisions of this Section 16.

         17. Automatic Acceleration Upon Corporate Transaction. This Option shall be subject to termination immediately prior to the consummation of a Corporate Transaction as provided for in Section 6.1.2 of the Plan. However, immediately prior to a Corporate Transaction this option shall immediately vest in full and the Optionee shall have the right to exercise all or any portion of this Option prior to such termination.

         18. Employment Agreement. Any provisions of this Option Agreement may be amended pursuant to a written employment agreement entered into between the Company and the Optionee, so long as such employment agreement is approved by the Administrator and is not inconsistent with any provisions of the Plan.

                  [Remainder of page intentionally left blank]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                            DIGITAL THEATER SYSTEMS, INC.

                                            By:_________________________________
                                               Name:_________________________
                                               Title:

                                            OPTIONEE:

                                            By:_________________________________

                                            Address:
                                            ____________________________________
                                            ____________________________________
                                            ____________________________________

                                            ____________________________________
                                            Social Security Number

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